EXHIBIT 21
                            HOWELL CORPORATION
                          Parent and Subsidiaries



                            December 31, 1999

     The following is a list of all significant operating subsidiaries of the Company on December 31, 1999. Each of the subsidiaries is included in the Company's Consolidated Financial Statements.



                                                                 Percentage of
                                                               Voting Securities
                                          Jurisdiction of           Held by
                                          Incorporation         Immediate Parent
                                          --------------        ----------------
   Howell Corporation ...................    Delaware                  (1)

   Howell Hydrocarbons & Chemicals, Inc..    Delaware                 100%

   Howell Petroleum Corporation..........    Delaware                 100%

   Howell Crude Oil Company..............    Delaware                 100%

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(1)   Paul N. Howell may be  considered a "parent" of the  Company.  On December
      31, 1999, Mr. Howell is deemed to own "beneficially," as that term is defined in Rule 13(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, 22% of the voting securities of the Company.